UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2008 (June 10, 2008)

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	00051281	62-1815881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Mallory Station Road Suite 207 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (615) 599-2274

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Tennessee Commerce Bancorp, Inc. (the “Company”) has discovered an error in its proxy statement dated April 29, 2008 (the “Proxy Statement”) in connection with its Annual Meeting of Shareholders to be held on June 25, 2008. The error was made in reporting certain amounts shown on page 7 of the Proxy Statement as the aggregate fees billed by KraftCPAs, PLLC, the Company’s independent registered public accounting firm, for the year ended December 31, 2007. The audit fees for 2007 of $65,447 listed in the Proxy Statement reflected the amount the Company paid in 2007 and did not reflect the amount the Company accrued for 2007, which resulted in aggregate audit fees billed of $234,500. In addition, the tax fees for 2007 of $33,866 listed in the Proxy Statement were incorrect and did not reflect the amount the Company accrued for 2007, which resulted in aggregate tax fees billed of  $14,500. Although these corrections do not affect the Company’s audited financial statements for the year ended December 31, 2007, the Company is filing the corrected information as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference, to ensure that shareholders have accurate information for their records. Any shareholders that may want to change or revoke their vote or any proxy that they may have granted should refer to the Proxy Statement for instructions.

Item 9.01.  Financial Statements and Exhibits.

(a)          Not applicable.

(b)         Not applicable.

(c)          Not applicable.

(d)         Exhibits.

Exhibit 99.1	Aggregate Fees Billed for the Services Rendered by KraftCPAs, PLLC for the Years Ended December 31, 2007 and December 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.

	By:	/s/ H. Lamar Cox
H. Lamar Cox
Chief Administrative Officer and Secretary

Date: June 9, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Aggregate Fees Billed for the Services Rendered by KraftCPAs, PLLC for the Years Ended December 31, 2007 and December 31, 2006